UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 28, 2011

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 28, 2011, Stone Energy Corporation (the “Company”) completed its previously announced acquisition of BP Exploration & Production Inc.’s (“BP”) 75% operated working interest in the five block deep water Pompano field in Mississippi Canyon, a 51% operated working interest in the adjacent Mississippi Canyon block 29, a 50% non-operated working interest in the Mica field which ties back to the Pompano platform, and interests in 23 deep water exploration leases located in the vicinity of the Pompano field. All preferential rights relating to the properties were waived or unexercised by the holders therof. The stated purchase price of $204 million was adjusted under the agreement to $167.6 million, after adjusting for the effective date of July 1, 2011. The amount paid by the Company to BP on the closing date was $137.0 million, after giving effect to a deposit of $30.6 million, which was previously paid by the Company to BP. The final purchase price is subject to further adjustments for the subsequent period through the closing date. The Company’s preliminary estimate of the asset retirement obligation associated with the properties is approximately $60 million. The acquisition was funded from cash on hand and $45.0 million in borrowings under the Company’s revolving bank credit facility. Following the completion of the closing on December 28, 2011, the Company had $45.0 million in borrowings and $61.1 million in letters of credit outstanding under its bank credit facility, with availability of $293.9 million under its bank credit facility.

The Company and its independent petroleum engineers have not completed a comprehensive review of the estimated proved reserves relating to the acquired properties. The Company’s preliminary review of the estimated proved reserves relating to the acquired properties indicated estimated proved reserves of approximately 17 million barrels of oil equivalent (Boe) as of December 28, 2011, which were approximately 83% oil. The Pompano platform is a four leg, twelve pile fixed structure situated in 1,300 feet of water with 23 producing wells and production capacity of 60,000 barrels of oil per day and 135 million cubic feet of gas per day, with current production averaging approximately 3,300 Boe per day, net to the Company.

A copy of the Purchase and Sale Agreement dated November 18, 2011 regarding the acquisition is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement.

Item 7.01. Regulation FD Disclosure.

On December 28, 2011, the Company issued a press release announcing the completion of the acquisition of various properties from BP. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company intends to file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

2.1*	Purchase and Sale Agreement between BP as Seller, and Stone Energy Offshore, L.L.C., as Buyer, dated November 18, 2011.*

99.1	Press release dated December 28, 2011, “Stone Energy Corporation Announces Close of Acquisition of BP’s Pompano Field Working Interest”.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: December 28, 2011	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement between BP as Seller, and Stone Energy Offshore, L.L.C., as Buyer, dated November 18, 2011.

99.1	Press release dated December 28, 2011, “Stone Energy Corporation Announces Close of Acquisition of BP’s Pompano Field Working Interest”.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.